UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (Amendment No.     )

Filed by the Registrant  ☐

Filed by a Party other than the Registrant ☑

Check the appropriate box:

☐  Preliminary Proxy Statement
☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐  Definitive Proxy Statement
☑  Definitive Additional Materials
☐  Soliciting Material Pursuant to § 240.14a-12

Target Corporation
(Name of Registrant as Specified In Its Charter)

Pershing Square, L.P.
Pershing Square II, L.P.
Pershing Square IV Trade-Co, L.P.
Pershing Square IV-I Trade-Co, L.P.
Pershing Square International, Ltd.
Pershing Square International IV Trade-Co, Ltd.
Pershing Square International IV-I, Ltd.
Pershing Square Capital Management, L.P.
PS Management GP, LLC
Pershing Square GP, LLC
Pershing Square Holdings GP, LLC
William A. Ackman
Michael L. Ashner
James L. Donald
Ronald J. Gilson
Richard W. Vague
Ali Namvar
Roy J. Katzovicz
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rule 14a-6(i)(4) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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2)	Form, Schedule or Registration Statement No.:

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4)	Date Filed:

Pershing Square Capital Management VOTE BY INTERNET www.CESVote.com c/o Corporate Election Services Use the Internet to transmit your voting P.O. Box 3200 instructions. Have your voting instruction form Pittsburgh, PA 15230 in hand when you access the web site and then follow the instructions. The deadline for voting by Internet is 6:00 a.m. Eastern Daylight Time on May 26, 2009.
VOTE BY PHONE 1-888-693-8683
Use any touch-tone telephone to transmit your voting instructions. Have your voting instruction form in hand when you call and then follow the instructions. The deadline for voting by telephone is 6:00 a.m. Eastern Daylight Time on May 26, 2009.
VOTE BY MAIL
Mark, sign and date your voting instruction form and return it in the postage-paid envelope we have provided or return it to: Corporate Election Services, PO Box 535800, Pittsburgh PA 15253.
Vote by Telephone Vote by Internet Vote by Mail Call toll-free using a Access the website and Return your form touch-tone phone: cast your vote: in the postage-paid 1-888-693-8683 www.CESVote.com envelope provided
YOUR VOTE IS IMPORTANT
Vote by Internet or Telephone or Mail 24 hours a day, 7 days a week.
Internet voting and telephone voting deadlines are 6:00 a.m. Eastern Daylight Time on Tuesday, May 26, 2009 for participants in the Target Corporation 401(k) Plan. Your telephone or Internet vote authorizes the Trustee to vote these shares in the same manner as if you marked, signed and returned your voting instruction form.
I
THIS VOTING INSTRUCTION FORM IS VALID ONLY WHEN SIGNED.
D Please fold and detach form at perforation before mailing. D TARGET CORPORATION Gold Voting Instruction Form Gold Voting Instruction Form 2009 ANNUAL MEETING OF SHAREHOLDERS MAY 28, 2009
Voting Instruction Form Solicited on Behalf of Pershing Square for the May 28, 2009 Annual Meeting of Shareholders. You are being provided with this voting instruction form because you participate in the Target Common Stock Fund under the Target Corporation 401(k) Plan (“Plan”), which holds shares of Target common stock. This voting instruction form will constitute voting instructions to the Trustee under the Plan. In accordance with the terms of the Plan, these instructions will be held in the strictest confidence by the Trustee and will not be divulged or released to any person, including officers or employees of the Corporation. If you return a signed GOLD voting instruction form but do not indicate your vote on a proposal, the Trustee is instructed to vote AGAINST the proposal set forth in Item 1, FOR the nominees in Items 2A and 2B, FOR the proposals set forth in Items 3 and 4 and to ABSTAIN on the proposal set forth in Item 5. Your voting instructions will be applied based on your proportionate interest in shares held by the Target Common Stock Fund under the Plan. If you do not return a signed voting instruction form or respond by telephone or Internet as described above, the Trustee will vote your proportionate interest in the shares held by the Target Common Stock Fund in the same proportion as instructions actually received by the Trustee from Plan participants who give voting instructions. Instruction forms received by the Trustee after 6:00 a.m. Eastern Daylight Time on May 26, 2009 will not be counted.
Signature Date: , 2009 Please sign exactly as name appears hereon.

TARGET CORPORATION
2009 ANNUAL MEETING OF SHAREHOLDERS
THESE VOTING INSTRUCTIONS ARE SOLICITED ON BEHALF OF: PERSHING SQUARE, L.P.
PERSHING SQUARE II, L.P. PERSHING SQUARE IV TRADE-CO, L.P. PERSHING SQUARE IV-I TRADE-CO, L.P.
PERSHING SQUARE INTERNATIONAL, LTD. PERSHING SQUARE INTERNATIONAL IV TRADE-CO, LTD. PERSHING SQUARE INTERNATIONAL IV-I TRADE-CO, LTD.
PERSHING SQUARE CAPITAL MANAGEMENT, L.P.
PS MANAGEMENT GP, LLC, PERSHING SQUARE GP, LLC AND
PERSHING SQUARE HOLDINGS GP, LLC (COLLECTIVELY, “PERSHING SQUARE”)
THIS VOTING INSTRUCTION FORM IS VALID ONLY WHEN SIGNED. D Please fold and detach form at perforation before mailing. D
This form, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. If you sign but do not otherwise complete the form, you will be instructing the Trustee to vote AGAINST the proposal set forth in Item 1, FOR the nominees in Items 2A and 2B, FOR the proposals set forth in Items 3 and 4 and to ABSTAIN on the proposal set forth in Item 5.
Pershing Square recommends a vote “AGAINST” the proposal set forth in Item 1, and “FOR” the election of each of the nominees listed in Item 2A and Item 2B. Pershing Square makes no recommendation how to vote with respect to Item 3, 4 or 5.
1. Company’s proposal to determine that the number of directors constituting the Board of Directors shall be 12. FOR AGAINST ABSTAIN
2A. To elect (1) William A. Ackman, (2) Michael L. Ashner, (3) James L. Donald and (4) Richard W. Vague as directors of Target Corporation.
FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT NOMINEE(S) WRITTEN BELOW*
*INSTRUCTIONS. If you do not wish this form voted “For” a particular nominee, mark the “FOR ALL EXCEPT” box and write the name(s) of the nominee(s) you do not support on the line above. This form will be voted for the remaining nominee(s).
2B. Assuming Proposal 1 is rejected by the shareholders, to elect (5) Ronald J. Gilson as a director of Target Corporation. FOR WITHHOLD AUTHORITY
3. Company’s proposal to ratify the appointment of Ernst & Young LLP as the Independent Registered
Public Accounting Firm. FOR AGAINST ABSTAIN
4. Company’s proposal to approve the performance measures available under the Target Corporation
Long-Term Incentive Plan. FOR AGAINST ABSTAIN
5. Shareholder proposal regarding annual advisory vote on executive compensation. FOR AGAINST ABSTAIN
The Trustee will vote in its own discretion with respect to any other matter that properly comes before the meeting.
IMPORTANT—THIS VOTING INSTRUCTION FORM MUST BE SIGNED AND DATED ON THE REVERSE SIDE.